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                                                                     EXHIBIT 3.4

                                 THIRD AMENDMENT
                                     TO THE
                           THIRD AMENDED AND RESTATED
                              DECLARATION OF TRUST
                                       OF
                       AMERICAN INDUSTRIAL PROPERTIES REIT


         The following amendment to the Third Amended and Restated Declaration of Trust for American Industrial Properties REIT, a real estate investment trust formed under the Texas Real Estate Investment Trust Act (the "Texas REIT Act"), replaces in its entirety the following Article of the Third Amended and Restated Declaration of Trust for such Trust.

                                  ARTICLE FIVE

         The names and mailing addresses of the Trust Managers are as follows:

                  Name                              Mailing Address
                  ----                              ---------------
William H. Bricker                                  2155 Chenault Dr., Suite 300
                                                    Carrollton, Texas  75006-4955

T. Patrick Duncan                                   8000 Robert F. McDermott Freeway
                                                    Suite 600, IH-10 West
                                                    San Antonio, Texas 78230-3884

Robert E. Giles                                     5051 Westheimer, Suite 300
                                                    Houston, Texas 77056

Edward B. Kelley                                    8000 Robert F. McDermott Freeway
                                                    Suite 600, IH-10 West
                                                    San Antonio, Texas 78230-3884

Stanley J. Kraska, Jr.                              100 East Pratt Street
                                                    Baltimore, Maryland 21202

J. Timothy Morris                                   1221 Avenue of the Americas, 22nd Floor
                                                    New York, New York 10020

Charles W. Wolcott                                  6210 North Belt Line Road, Suite 170
                                                    Irving, Texas 75063

Scott A. Wolstein                                   34555 Chagrin Blvd.
                                                    Moreland Hills, Ohio 44022

Robert H. Gidel                                     34555 Chagrin Blvd.
                                                    Moreland Hills, Ohio 44022

Albert T. Adams                                     34555 Chagrin Blvd.
                                                    Moreland Hills, Ohio 44022

James A. Schoff                                     34555 Chagrin Blvd.
                                                    Moreland Hills, Ohio 44022


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         IN WITNESS WHEREOF, the undersigned hereby executes this Third
Amendment to the Third Amended and Restated Declaration of Trust as of the 5th day of March, 1999.

                                         AMERICAN INDUSTRIAL PROPERTIES REIT



                                         By:      /s/ Marc A. Simpson
                                                  ------------------------------
                                                  Marc A. Simpson
                                                  Senior Vice President,
                                                  Chief Financial Officer,
                                                  Secretary and Treasurer


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